UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2017 (February 27, 2017)

PGT Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37971	20-0634715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1070 Technology Drive, North Venice, FL	34275
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 480-1600

                             Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2017, the Board of Directors (the “Board”) of PGT Innovations, Inc. (the “Company”), as part of its periodic review of the Company’s governing documents, unanimously approved the Amended and Restated By-Laws of the Company (the “Amended By-Laws”), which amended and restated the Company’s Amended and Restated By-Laws adopted as of June 2, 2006, and most recently amended as of December 15, 2016 (the “Prior By-Laws”).

Among other things, including immaterial, conforming, and technical changes, the Amended By-Laws provide for the following:

•	clarification of the requirements applicable to stockholders that propose business to be brought before an annual meeting or make a director nomination at an annual meeting:

•	a stockholder submitting a stockholder proposal or nomination is required to appear at the Annual Meeting to present its proposal;

•	a stockholder submitting a stockholder proposal is required to provide additional information before such proposal can be brought before the meeting, including, among other things, the proposing stockholder’s derivative positions in the Company and any proxies or other arrangements with respect to such stockholder’s shares of Company stock;

•	a stockholder submitting a nomination is required to provide additional information before such nominee can be submitted for election at the meeting, including, among other things, the nominating stockholder’s and the nominee’s derivative positions in the Company, information about the proposed nominee set forth in a questionnaire prepared by the Company, any agreement related to the proposed nominee’s voting if elected to the Board and any arrangement with respect to the nominee’s compensation by third parties in connection with the directorship; and

•	a stockholder submitting a stockholder proposal or nomination is required to update and supplement its proposal or nomination notice with any new information up to and including the record date of the meeting;

•	clarification that compliance with the advance notice provisions alone is not sufficient to grant a stockholder the right to have its proposal or nomination included on the Company’s proxy statement;

•	increasing the number of directors required to call a special meeting of the Board from two to a majority;

•	committees of the Board cannot be delegated authority to approve, adopt, or directly recommend to the stockholders anything required by the General Corporation Law of Delaware to be submitted to the stockholders for approval and cannot be delegated authority to make, adopt, amend, or repeal By-Laws; and

•	neither the Company’s amended and restated certificate of incorporation nor the Company’s By-Laws may eliminate or impair a director’s or officer’s right to indemnification if the event or occurrence giving rise to the right has already occurred.

In addition, the Amended By-Laws include an exclusive forum provision, which provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery located within the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s amended and restated certificate of incorporation or By-Laws, or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine. Any amendment to this exclusive forum provision by the stockholders will require the affirmative vote of sixty-six and two-thirds percent (66.67%) of the outstanding shares of capital stock entitled to vote thereon.

The foregoing summary of the changes in the Amended By-Laws set forth in this Item 5.03 does not purport to be complete and is qualified in its entirety by reference to the text of the Amended By-Laws filed as Exhibit 3.1 hereto, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of PGT Innovations, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: March 2, 2017	PGT Innovations, Inc.

	By:	/s/ Brad West
		Name:	Brad West
		Title:	Sr. Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated By-Laws of PGT Innovations, Inc.